                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            -------------------------

                                     FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported) November 6, 2001
                                                 -------------------------------


                             The Liberty Corporation
--------------------------------------------------------------------------------
               (Exact name of Registrant as Specified in Charter)


       South Carolina                 1-5846                      57-0507055
--------------------------------------------------------------------------------
(State or Other Jurisdiction     (Commission File               (IRS Employer
     of Incorporation)                Number)                Identification No.)


135 South Main Street, Greenville, SC                               29601
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                          (Zip Code)


Registrant's telephone number, including area code          (864) 241-5400
                                                   -----------------------------

                                      n/a
--------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

ITEM 9. REGULATION FD DISCLOSURE.


[LIBERTY CORPORATION LETTERHEAD]

For Further Information:   Howard Schrott (864) 241-5400


                LIBERTY CORPORATION REPORTS THIRD QUARTER RESULTS


         Greenville, SC (November 6, 2001) - The Liberty Corp. (NYSE: LC) today reported financial results for quarter ended September 30, 2001. Liberty owns and operates 15 network-affiliated television stations along with other ancillary businesses.

         For the quarter ended September 30, 2001, net revenue declined seven percent to $40.2 million compared with $43.3 million for the prior year. The decline in revenues is due to losses in revenue related to the events of September 11th and the fact that the same quarter in the prior year benefited from revenue related to the Olympics and political activity. For the nine-month period, net revenue increased five percent to $130.3 million from $124.3 million from the prior year.

         For the latest quarter, broadcast cash flow decreased 32 percent to $12.8 million from $18.9 million. For the nine months period, Broadcast Cash Flow decreased ten percent to $47.1 million from $52.2 million. Broadcast cash flow is defined as operating income plus depreciation and amortization, non-cash compensation, corporate cash expenses, non-recurring and certain other items. Broadcast Cash Flow is a commonly used measurement to evaluate the operating performance of media properties.

         "We are extremely proud of the manner in which our television stations served the public in covering the tragic events of September 11th. Through their tireless efforts, each of the communities we serve was kept informed around the clock," commented Hayne Hipp, Chief Executive Officer of Liberty. "Unquestionably, this type of intensive coverage comes at a cost, which has affected our operating results for the quarter. Revenue was lost and costs increased due to several days of uninterrupted news coverage. In addition, advertisers cancelled orders due to the uncertain economic conditions that followed, however, much of this business is returning in the fourth quarter."

         Hipp continued, "The economic fallout of these events has touched every advertising-related business, but our dominant news positions keep us uniquely positioned with our customers and a debt-free balance sheet gives us the freedom to explore growth opportunities which may arise."

         A major group broadcaster, Liberty owns fifteen network-affiliated television stations, including eight NBC affiliates (WAVE-TV, Louisville, KY; WIS-TV, Columbia, SC; WLBT-TV, Jackson, MS; WFIE-TV, Evansville, IN; WSFA-TV, Montgomery, AL; KCBD-TV, Lubbock, TX; WALB-TV, Albany, GA and KPLC-TV, Lake Charles, LA); five ABC affiliates (KLTV-TV, Tyler, TX; KTRE-TV, the satellite affiliate of KLTV in Lufkin, TX; WLOX-TV, Biloxi, MS; WWAY-TV, Wilmington, NC and KAIT-TV, Jonesboro, AR); and two CBS affiliates (WTOL-TV, Toledo, OH and KGBT-TV, Harlingen, TX). In addition, Liberty owns CableVantage Inc., a cable advertising sales subsidiary; Take Ten Productions, a video production facility; and Broadcast Merchandising Company, a professional broadcast equipment dealership.

         Liberty has operational partnerships and equity positions in WorldNow, the leading provider of Internet technology solutions for local media companies; MyWeather, developer of innovative technologies to provide personalized weather on the web, and iBlast, the nation's largest wireless data broadcast distribution network that provides a fast, cost-effective "last mile" solution for content providers and consumers.

         For further information about Liberty, visit the corporate website, http://www.libertycorp.com/

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information contained herein or in any other written or oral statements made by, or on behalf of the Company, is or may be viewed as forward-looking. The words "expect," "believe," "anticipate" or similar expressions identify forward-looking statements. Although the Company has used appropriate care in developing any such forward-looking information, forward-looking information involves risks and uncertainties that could significantly impact actual results. These risks and uncertainties include, but are not limited to, the following: changes in national and local markets for television advertising; changes in general economic conditions, including the performance of financial markets and interest rates; competitive, regulatory, or tax changes that affect the cost of or demand for the Company's products; and adverse litigation results. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments, or otherwise.

                             THE LIBERTY CORPORATION
                          Income Statement Information

                                                          Three Months Ended                    Nine Months Ended
                                                             September 30,                        September 30,
                                                    --------------------------------    --------------------------------
(In 000's, except per share data)                       2001              2000              2001              2000
                                                    -------------     --------------    --------------    --------------
                                                               Unaudited
REVENUES
  Station revenues (net of commissions)             $    37,170       $     40,058      $   121,407       $    114,737
  Cable advertising and other revenues                    3,003              3,234            8,885              9,539
                                                    -------------     --------------    --------------    --------------
   Net revenues                                          40,173             43,292          130,292            124,276
                                                    -------------     --------------    --------------    --------------

EXPENSES
Operating expenses                                       25,645             23,187           77,518             68,166
Amortization of program rights                            2,021              1,704            5,957              4,792
Depreciation and amortization of intangibles              8,434              5,272           23,717             14,864
Corporate, general, and administrative expenses           3,685              2,661            9,783              8,025
                                                    -------------     --------------    --------------    --------------
   Total operating expenses                              39,785             32,824          116,975             95,847

Operating income                                            388             10,468           13,317             28,429

Net investment income (loss)                             (1,938)               724            3,799             12,016
Interest expense                                             --              4,314               --             12,705
                                                    -------------     --------------    --------------    --------------
Income (loss)  from continuing operations before
   income taxes                                          (1,550)             6,878           17,116             27,740
Provision for (benefit from) income taxes                  (589)             2,885            6,504             11,448
                                                    -------------     --------------    --------------    --------------
Income (loss) from continuing operations                   (961)             3,993           10,612             16,292
Income from discontinued operations (net of taxes)           --              7,573               --             26,061
                                                    -------------     --------------    --------------    --------------
    NET INCOME (LOSS)                               $      (961)      $     11,566      $    10,612       $     42,353
                                                    =============     ==============    ==============    ==============

DILUTED EARNINGS PER SHARE:
Diluted earnings (loss) per common share from
   continuing operations                                 $(0.05)             $0.20            $0.54              $0.83
Diluted earnings per common share from
   discontinued operations                                   --               0.38               --               1.32
                                                    -------------     --------------    --------------    --------------
Diluted earnings (loss) per common share                 $(0.05)             $0.58            $0.54              $2.15
                                                    =============     ==============    ==============    ==============

Weighted average common dilutive shares                  19,526             19,736           19,658             19,721
Actual common and common equivalent shares
   outstanding at end of period                          19,683             19,916           19,683             19,916

RECONCILIATION OF OPERATING INCOME TO ADJUSTED BROADCAST CASH FLOW

Operating income per income statement               $       388       $    10,468       $    13,317       $     28,429
One time charges (1)                                         --               461                --                863
                                                    -------------     --------------    --------------    --------------
Adjusted operating income                                   388            10,929            13,317             29,292
Add:
  Depreciation and amortization                           8,434             5,272            23,717             14,864
  Adj. for network compensation due vs. accrued             248                --               248                 --
  Non-cash compensation                                     224               648               533              1,210
                                                    -------------     --------------    --------------    --------------
Operating cash flow                                 $     9,294       $    16,849       $    37,815       $     45,366
  Corporate cash expenses                                 3,461             2,011             9,250              6,813
                                                    -------------     --------------    --------------    --------------
Broadcast cash flow                                 $    12,755       $    18,860       $    47,065       $     52,179
                                                    =============     ==============    ==============    ==============

(1) Adjusted to exclude charges in 2000 related to the phase-out and winding up of the Company's direct mail operations


                                     -END-

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   THE LIBERTY CORPORATION


                                   By:    /s/ Martha Williams
                                          --------------------------------------
                                          Name:  Martha Williams
                                          Title: Vice President, General Counsel
                                                 and Secretary


                                   November 6, 2001